UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15 (d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): November 19, 2015

IRON MOUNTAIN INCORPORATED

(Exact name of registrant as specified in its charter)

Delaware (State of incorporation)	1-13045 (Commission File Number)	23-2588479 (IRS Employer Identification Number)

One Federal Street

Boston, Massachusetts 02110

(Address of principal executive offices)

Registrant’s telephone number, including area code: (617) 535-4766

Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the reporting obligation of the registrant under any of the following provisions:

☐                                    Written communications pursuant to Rule 425 under the Securities Act

☐                                    Soliciting material pursuant to Rule 14a-12 of the Exchange Act

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) Exchange Act

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) Exchange Act

Item 5.07.                                        Submission of Matters to a Vote of Security Holders.

On November 19, 2015, Iron Mountain Incorporated ( “Iron Mountain”) held a special meeting of stockholders (the “Special Meeting”) to consider and vote on (i) a proposal to approve the issuance of shares of Iron Mountain common stock to Recall Holdings Limited (“Recall”) shareholders pursuant to the Scheme and Deed Poll and as contemplated by the Scheme Implementation Deed, dated as of June 8, 2015, as amended October 13, 2015 (the “Transaction Agreement”), by and between Iron Mountain and Recall (the “Share Issuance Proposal”) and (ii) a proposal to approve one or more adjournments of the Special Meeting, if necessary or appropriate, including adjournments to permit further solicitation of proxies if there are insufficient votes at the time of the Special Meeting to adopt the Share Issuance Proposal (the “Adjournment Proposal”).

As of the close of business on October 5, 2015, the record date for determining the Iron Mountain stockholders entitled to vote on the proposals at the Special Meeting, there were 211,082,766 shares of Iron Mountain common stock outstanding and entitled to vote at the Special Meeting.  At the Special Meeting, holders of 185,605,674 shares of Iron Mountain common stock were present in person or represented by proxy, constituting a quorum.  Final voting results are presented below.

The Share Issuance Proposal was approved by Iron Mountain’s stockholders.  The final report of the votes for this proposal was as follows:

For	Against	Abstain
185,233,902	153,894	217,878

The Adjournment Proposal was approved by Iron Mountain’s stockholders.  The final report of the votes for this proposal was as follows:

For	Against	Abstain
176,086,637	9,416,483	102,554

Adjournment of the Special Meeting was not necessary because there were sufficient votes at the time of the Special Meeting to approve the Share Issuance Proposal.

Item 8.01.                                        Other Events.

On November 19, 2015, Iron Mountain issued a press release announcing the results of the Special Meeting, which is attached hereto as Exhibit 99.1 and is not incorporated herein by reference.

Item 9.01.                                        Financial Statements and Exhibits.

Exhibit 99.1                Press Release dated November 19, 2015.

Important Information and Where to Find It

Iron Mountain has filed with the Securities and Exchange Commission (the “SEC”) a proxy statement in connection with the approval of the issuance of Iron Mountain common stock to Recall shareholders. Equivalent information has been included in the scheme booklet that Recall prepared and, following approval from the Australian Court, dispatched to its shareholders in connection with the scheme meeting at which Recall shareholders will consider whether or not to support the acquisition of Recall by Iron Mountain by way of scheme of arrangement. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE PROXY STATEMENT AND ANY

OTHER RELEVANT DOCUMENTS, IF AND WHEN THEY BECOME AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT IRON MOUNTAIN, RECALL, THE TRANSACTION AGREEMENT AND THE SCHEME OF ARRANGEMENT. Investors and security holders will be able to obtain these materials (if and when they are available) and other documents filed by Iron Mountain with the SEC free of charge at the SEC’s website, www.sec.gov, and those documents released by Recall to the Australian Securities Exchange (ASX) announcements platform free of charge at ASX’s website, www.asx.com.au. In addition, stockholders will be able to obtain copies of the proxy statement and other documents filed with the SEC from Iron Mountain’s website at www.ironmountain.com or by directing such request to Iron Mountain at Iron Mountain Incorporated, One Federal Street, Boston, Massachusetts 02110, Attention: Investor Relations.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IRON MOUNTAIN INCORPORATED

Date: November 19, 2015	By:	/s/ Ernest W. Cloutier
Ernest W. Cloutier
Executive Vice President, General Counsel and Secretary

Exhibit Index

Exhibit 99.1                                                         Press Release dated November 19, 2015 (furnished).